UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 1, 2011

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d) Transfer of Listing

On August 1, 2011, the board of directors of Kodiak Oil & Gas Corp. (the “Company”) approved the transfer of the listing of the Company’s common shares (“Common Stock”) to the New York Stock Exchange (“NYSE”) from the NYSE Amex.  On August 2, 2011, the Company provided written notice to the NYSE Amex that it intends to transfer the listing of its Common Stock to the NYSE.  The Company has received authorization from NYSE Regulation, Inc. to transfer the listing of its Common Stock from the NYSE Amex to the NYSE.  The Company expects the last day of trading of its Common Stock on the NYSE Amex to be on or about August 3, 2011, and expects the Common Stock to begin trading on the NYSE on or about August 4, 2011, under its current symbol “KOG.”  Until it begins trading on the NYSE, the Company’s Common Stock will remain trading on the NYSE Amex under the symbol “KOG.”  A copy of the Company’s press release announcing the transfer of listing to the NYSE is attached hereto as Exhibit 99.1.

Item 7.01  Regulation FD Disclosure.

On August 2, 2011, Kodiak Oil & Gas Corp. issued a press release entitled “Kodiak Oil & Gas Corp. to Transfer Listing of Common Stock to The New York Stock Exchange.”  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release of Kodiak Oil & Gas Corp. dated August 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer

Date:  August 2, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Kodiak Oil & Gas Corp. dated August 2, 2011.